Exhibit 23.1
Deloitte & Touche LLP
BCE Place
181 Bay Street
Suite 1400
Toronto, Ontario
M5J 2V1
CANADA
Tel: 416-601-6150
Fax: 416-601-6151
www.deloitte.ca
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Brascan Corporation (the “Company”) dated February 10, 2005, appearing in the Annual Report on Form 40-F of the Company for the years ended December 31, 2004 and 2003
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants
November 9, 2005
Toronto, Ontario